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                                                                   EXHIBIT 10(P)


THIS LEASE AGREEMENT (the "Lease'), made and entered into on this     6
                                                                  -----------
day of November, 1997 by and between IDI-SUMMIT, LTD. as Lessor, and SUMMIT
       --------    --
COMMUNITY BANK, N.A., Lessee.

                                  WITNESSETH
1.   DEFINITIONS.

     a. The "Real Property" shall mean the real property located in Tarrant County, Texas, described as Exhibit "A" attached hereto and incorporated herein for all purposes.

     b. "Premises" shall mean the suite of offices outlined on the floor plan attached to this Lease as Exhibit "B", Incorporated herein. The Premises are stipulated for all purposes to contain approximately 5,000 square feet of "Net Rentable Area" (as below defined). The Premises are located in the office building (the "Building") located upon the Real Property.

     c. "Base Rental" shall mean the sum of $14,81 0.00 per month and has been adjusted initially under Paragraph 6 hereof to include $1,980.00 for the estimated monthly basic costs. The Base Rental due for the first month during the Lease Term (hereafter defined) has been deposited with Lessor by Lessee contemporaneously with the execution hereof.

     d. "Commencement Date" shall mean the earlier of (i) the date Lessee actually occupies the Premises or receipt by Lessor of a Certificate of Occupancy from the City of Fort Worth.

     e. "Lease Term" shall mean a term commencing on the Commencement Date and continuing until 240 months after the first day of the first full month following Commencement Date.

     f.   This paragraph removed.

     g. "Common Areas" shall mean those areas in the Building devoted to corridors, elevator foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of Lessees generally and/or the public.

     h. "Service Areas" shall mean those areas within the outside walls used for elevator mechanical rooms, building stairs. fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (but shall not Include any such areas for the exclusive use of the particular Lessee).

     i. "Net Rentable Area" of the Premises shall mean the gross area within the inside surface of the outer glass of the exterior walls, to the mid-point of any walls separating portions of the Premises from those of adjacent Lessees and to the Corridor/Service Area surface of walls separating the Premises from Common Areas or Service Areas plus Lessee's pro-rata share of Service Areas or Common Areas. Net Rentable Area shall include any columns and/or projection(s) which protrude Into the Premises. Net Rentable Area In the Building shall be subject to change from time to time and be In accordance with the certification of Landlord's architect.

     j. "Basic Costs" shall mean all direct and indirect costs and expenses in each calendar year of operating, maintaining, repairing, managing and owning the Building and the Real Property including, without limitation, costs of utilities, taxes (other than income and gift taxes) insurance, maintenance and management services as defined in the Property Management Agreement. Basic Costs shall not include the cost of capital improvements, depreciation, interest, and principal payments on mortgage and other non-operating debts of Lessor. Basic Costs shall, however, include the amortization of capital improvements which are primarily for the purpose of reducing Basic Costs, or which are required by Governmental authorities and which have been approved in writing by Lessee.

     k. "Exterior Common Areas" shall mean those areas which are not located within the Building and which are provided and maintained for the common use and benefit of Lessor and Lessees of the Building generally and the employees, invitees, and licensees of Lessor and such Lessees; including without limitation, all parking areas, whether such areas are located upon the Real Property or not.

     l. "Building Standard Improvements", when used herein, shall mean those improvements to the Lessee occupied spaces within the Building which Lessor shall agree to provide according to the Work

Letter attached hereto as Exhibit "C" and incorporated herein for all purposes. "Building Grade" shall mean the type, brand and/or quality of materials Lessor designates from time to time to be the minimum quality to be used In the Building or the exclusive type, grade or quality of material to be used In the Building.

Approved by:        /s/ GWH              /s/ PEN
                    -------              -------
                    Lessor               Lessee
                    Initials             Initials


2. LEASE GRANT. Subject to and upon the terms herein set forth, Lessor leases to Lessee and Lessee leases from Lessor the Premises.

3.   LEASE TERM.

     a. This Lease shall continue in force from the date hereof during the period ending upon the expiration of the Lease Term, unless this Lease Is sooner terminated or extended to a later date under any other term of provision hereof. In the event Lessee shall be permitted by Lessor to occupy the Premises prior to Commencement Date, such occupancy shall be subject to all of the terms and conditions hereof excepting only the requirement of the payment of rent. Lessor shall have no liability for failure to provide any services during a period of occupancy prior to Commencement Date.

     b. If, however, the Commencement Date is not obtained by July 31, 1998, and the failure to achieve the Commencement Date is due to default on the part of Lessor, then, as Lessee's sole remedy for the delay in Lessee's occupancy of the Premises, Commencement Date shall be delayed until the earlier of actual occupancy by Lessee or receipt by Lessor of a Certificate of Occupancy from the City of Fort Worth and Lessee shall be given a pro rate credit toward Base Rental for the number of days from July 31, 1998 until the Commencement Date.

4. USE. The Premises shall be used for office and banking purposes and for no other purpose. Lessee agrees not to use or permit the use of the Premises for any purpose which is illegal, or which, in Lessor's reasonable opinion, creates a nuisance or which would substantially increase the cost of maintenance, utilities or Insurance coverage with respect to the Building and parking areas.

5.   BASE RENTAL.

     a. Lessee agrees to pay during the Lease Term, to Lessor the Base Rental, and all such other sums of money as shall become due hereunder as additional rent, all of which are sometimes herein collectively called "rent' for the nonpayment of which Lessor shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rental. The annual Base Rental for each calendar year or portion thereof during the Lease Term, together with any estimated adjustment thereof pursuant to Paragraph 6 hereof then in effect, shall be due and payable in advance in twelve (12) equal installments on the first day of each calendar month during the initial term of this Lease and any extensions or renewals thereof, and Lessee hereby agrees to pay such Base Rental and any adjustments thereto to Lessor at Lessor's address provided herein (or such other address in Tarrant County as may be designated by Lessor in writing from time to time) monthly, in advance, and without demand. If the term of this Lease commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and any adjustments thereto for such month or months shall be prorated, based on the number of days In such month.

     b. In the event any Installment of rent is not paid within five days after the date due and payable, Lessee shall not be deemed to have cured default thereby created hereunder until Lessee has paid to Lessor an administrative fee of $25.00 plus late charge equal to 1% of the monthly rent, to compensate Lessor for administrative expense incurred in connection with such default. Additional late charges of like amount will continue to accrue each month until all rent and late charges are current and timely paid. The provisions of this paragraph shall not be deemed a waiver by Lessor of any of its remedies in paragraph 27 hereof, nor shall such provisions be deemed to provide Lessee with any right to cure not given by paragraph 27, but merely set forth an additional requirement to any right to cure which Lessor shall agree to grant to Lessee.

     c. In the event any check of Lessees is not honored and is returned by bank to Lessor, then Lessee

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agrees, in addition to basic rent and late charge, to pay to Lessor as additional rent the sum of $15.00.

6. BASE RENTAL ADJUSTMENT. The Base Rental set forth In paragraph 1(c) shall be adjusted upward from time to time in accordance with the following provisions:

     a. The Base Rental is intended to be net of all Basic Costs. Therefore, Lessee shall, during the term of this Lease pay as an adjustment to Base Rental hereunder an amount (per each square foot of Net Rentable Area within the Premises) equal to the actual Basic Costs (but not to exceed $5.00 per square foot of Net Rentable Area within the Premises for first year only , incurred by Lessor per square foot of Net Rentable Area in the Building. Lessor shall have the sole discretion of allocating costs to the particular Lessees within the building based on anticipated usage of the services by the Lessee in relation to the other Lessees which utilize the same services. Lessee shall pay as an adjustment to Base Rental all costs incurred regardless of the ratio in relationship to the building or to other Lessees. Lessor may collect such additional Base Rental in arrears on a yearly basis. Lessor shall also have the option to make a good faith estimate of the Basic Costs to be incurred for each upcoming calendar year and upon thirty (30) days written notice to Lessee, Lessor may require the monthly payment of Base Rental adjusted In accordance with any increase in Basic Costs incurred during the calendar year.

     b. By April 1 of each calendar year during Lessee's occupancy, or as soon thereafter practical, Lessor shall make available to Lessee a statement of Lessor's actual Basic Costs for the previous calendar year. If for any calendar year additional Base Rental collected for the prior year as a result of Lessor's estimate of Basic Costs, is an excess of the additional Base Rental actually due during such prior year, then Lessor shall refund to Lessee any overpayment (or as Lessors option, apply such amount against rentals due hereunder). Likewise, Lessee shall pay to Lessor, on demand, any underpayment with respect to the prior year.

7. COMMON AREA MAINTENANCE. Lessor agrees to furnish routine repair and maintenance for the Building roof, exterior walls, and structural members as well as routine cleaning, repairs and maintenance for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Lessor to be standard. Lessor shall supply hot and cold water at those points of supply provided for general use of other Lessees In the Building, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Lessor to be standard or as required by governmental authority; provided, however, heating and air conditioning service at time other than for 'Normal Business Hours" for the Building (which are 6:30 a.m. to 7:30 p.m. on Mondays through Fridays and 8:00 a.m. to 2:00 p.m. on Saturdays, exclusive of normal business holidays),shall be furnished only upon written request of Lessee delivered to Lessor prior to 3:00 p.m. at least three days in advance of the date such usage is requested. Lessee shall bear the entire cost of such additional service as such costs are determined by Lessor from time to time. Subject to the provisions of Paragraph 13, Lessor shall also provide facilities to provide all electrical current required by Lessee in its use and occupancy of the Premises. The failure by Lessor to any extent to furnish or the interruption or termination of these defined services in whole or in part, resulting from causes beyond the reasonable control of Lessor shall not render Lessor liable in any respect nor be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used In the provision of such services for any cause cease to function properly, Lessee shall have no claim for offset or abatement of rent or damages on account of an interruption In service occasioned thereby or resulting therefrom unless Lessor fails to use its best effort to restore such interruption in service.

8. IMPROVEMENTS TO BE MADE BY LESSOR. Except as otherwise provided In the Work Letter attached hereto as Exhibit "C', all installations and improvements now or hereafter placed on the Premises other than Building Standard Improvements shall be for Lessee's account and at Lessee's cost (and Lessee shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Lessee to Lessor in advance as additional rent.

9. MAINTENANCE AND REPAIR OF PREMISES BY LESSOR. Except as otherwise expressly provided herein, Lessor shall not be required to make any repairs to the Premises.

10. GRAPHICS. Lessor shall provide and install, at Lessee's cost, all letters or numerals on doors in the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Lessor's prior written consent.

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

11. CARE OF THE PREMISES BY LESSEE. Lessee agrees to maintain the lnterior of the Premises in a clean and hazard free state, and not to commit or allow any waste to be committed on any portion of the Premises. and at the termination of this Lease to deliver up the Premises to Lessor in as good condition as at the date of the commencement of the term of this Lease, ordinary wear and tear excepted.

12. REPAIRS AND ALTERATIONS BY LESSEE. Lessee covenants and agrees with Lessor, at Lessee's own cost and expense, to repair or replace any damage done to the Building, or any part thereof, caused by Lessee or Lessee's agents or employees and such repairs shall restore the Building to as good a condition as it was in prior to such damage, and shall be effected in compliance with all applicable laws; provided, however, if Lessee falls to make such repairs or replacements promptly, Lessor may, at its option, make repairs or replacements, and Lessee shall pay the cost thereof to the Lessor on demand as additional rent. Lessee agrees with Lessor not to make or allow to be made any alterations to the Premises, install any vending machines on the Premises, or place signs on the Premises which are visible from outside the Premises, without first obtaining the written consent of Lessor in each such instance, which consent may be given on such conditions as Lessor may elect. Any and all alterations to the Premises shall become the property of Lessor upon termination of this Lease (except for movable equipment or furniture owned by Lessee). Lessor may, nonetheless, require Lessee to remove any and all fixtures, equipment and other Improvements installed on the Premises. In the event that Lessor so elects, and Lessee falls to remove such Improvements, Lessor may remove such improvements at Lessee's cost, and Lessee shall pay Lessor on demand the cost of restoring the Premises to Building Standard.

     Lessor covenants and agrees with Lessee, at Lessor's own cost and expense, to repair or replace any damage done to the Building or the Premises, or any part thereof other than that caused by Lessee or Lessee's agents or employees and such repairs shall restore the Building and Premises to as good condition as It was prior to such damage.

13. USE OF ELECTRICAL SERVICES BY LESSEE. Lessee's use of electrical services furnished by Lessor shall be subject to the following:

     a. The Lessor will either install a sub-meter to meter all electric utilized by Lessee and invoice the Lessee monthly for the electricity utilized by Lessee.

     The payment for electric service is subject to all of the rules, penalties and agreements of the rental and will be considered as additional rental for the purposes of this lease.

     If Lessee's electricity is not sub-metered it will be billed to Lessee on a pro-rata basis in accordance with Lessee's square footage occupancy in relation to the total occupancy of the floor or of the total building. Lessor does also have the right to charge extra for any special or extraordinary use beyond that of the average Lessee usage..

14.  PARKING.   During the term of this Lease, Lessee may have the use of a number of identified
allotted automobile parking spaces, as Lessor and Lessee deem reasonably necessary.

15. LAWS AND REGULATIONS. Lessee agrees to comply with all applicable laws, ordinances, rules, and regulations of any governmental entity or agency having jurisdiction of the Premises.

16. BUILDING RULES. Lessee will comply with the rules of the Building attached hereto as Exhibit "D' and incorporated herein for all purposes, and as altered by Lessor from time to time and will cause all of its agents, employees, lnvitees, and visitors to do so; all changes to such rules will be sent by Lessor to Lessee In writing.

17. ENTRY BY LESSOR. Lessee agrees to permit Lessor or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the same, or to show the Premises to prospective purchasers, mortgagees, Lessees, or insurers, to clean to make repairs, alterations or additions thereto. Lessee shall not be entitled to any abatement or reduction of rent by reason of any such entry and Lessee hereby holds Lessor harmless as to any claims or damages relating to any such entry.

18.  ASSIGNMENT AND SUBLETTING.

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     a.   Lessee shall not assign, sublease, transfer, encumber this Lease or any interest therein without Lessor's prior written approval. Any attempted assignment or sublease by Lessee in violation of the terms and covenants of this paragraph shall be void.

     b. If Lessee requests Lessor's consent to an assignment of the Lease or subletting of all or a part of the Premises and if Lessor should fail to notify Lessee in writing of its decision within a thirty (30) day period after Lessor is notified in writing of the proposed assignment or sublease, Lessor shall be deemed to have refused to consent to any assignment or subleasing, and to have elected to keep this Lease in full force and effect.

     c. Any assignee, sublessee or purchaser of Lessee's interest in this Lease (all such assignees, sublessees and purchasers being hereinafter referred to as "Successors", by assuming Lessee's obligations hereunder shall assume liability to Lessor for all amounts paid to persons other than Lessor by such Successor In consideration of any such safe, assignment or subletting, in violation of the provisions hereof.

19. MECHANIC'S LIEN. Lessee will not permit any mechanic's lien or liens to be placed upon the Premises or the Building and nothing in this lease shall be deemed or construed in any way as constituting the consent or request of Lessor, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Lessee any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanics'or other liens against the Premises. In the event any such lien is attached to the Premises, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same. Any amount paid by Lessor for any of the aforesaid purposes shall be paid by Lessee to Lessor on demand as additional rent.

20. PROPERTY INSURANCE. Lessor shall maintain fire and extended coverage insurance on the Building, and the Premises in such amounts as Lessor's mortgagees shall require. Such insurance shall be a part of the Basic Costs, and payments for losses thereunder shall be made solely to Lessor or the mortgagees of Lessor as their interests shall appear. Lessee shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and in such additional amounts as are required to meet Lessee's obligations pursuant to Paragraph 24 hereof. Lessee shall, at Lessor's request from time to time, provide Lessor with current certificates of insurance evidencing Lessee's compliance with this Paragraph 20 and Paragraph
21. Lessee shall attempt to obtain the agreement of Lessee's insurers to notify Lessor that a policy is due to expire or be interrupted or terminated at least 30 days prior to such expiration.

21. LIABILITY INSURANCE. Lessee and Lessor shall each maintain a policy or policies of comprehensive general liability insurance with regard to the respective activities of each in the Building and Exterior Common Areas with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Lessor, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily Injury, property damage or combination thereof. Lessor shall not be required to maintain insurance against thefts within the Premises or the Building generally. Lessor's expense in maintaining the liability insurance hereby required shall be included in Basic Costs.

22. INDEMNITY. Neither Lessor nor Lessee shall be liable to the other, or to the others agents, servants, employees, customers or invitees for any injury to person or damage to property caused by any act, omission, or neglect of their respective agents, servants, or employees, invitees, licensees or any other person entering the Building under the invitation of Lessee or Lessor as the case may be, or arising out of the use of the Premises by Lessee or Lessor and the conduct of their business or out of a default by either in the performance of its obligations hereunder. Lessee and Lessor hereby indemnify and hold the other harmless from all liability and claims for any such damage or injury.

23. WAIVER OF SUBROGATION RIGHTS. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or

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any other cause(s) which are insured against under the terms of the standard fire and extended coverage Insurance policies referred to in Paragraph 20 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees.

24. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give prompt written notice thereof to Lessor. In case the Building (including the Premises) shall be so damaged that substantial alteration or reconstruction of the Building shall, in Lessor's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee of Lessor's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Lessor may, at its option, terminate this Lease by notifying Lessee in writing of such termination within ninety (90) days after the date of such damage. If Lessor does not thus elect to terminate this Lease, Lessor shall upon receipt of the insurance proceeds relating to such casualty, commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Lessor's obligation to restore shall not exceed the scope of the work required to be done by Lessor in originally constructing the Building and installing Building Standard Improvements (as described in the Work Letter) in the Premises, nor shall Lessor be required to spend for such work an amount in excess of the Insurance proceeds actually received by Lessor as a result of the casualty. When the Premises have been restored to Building Standard by Lessor, Lessee shall complete the restoration of the Premises, including the reconstruction of all improvements in excess of Building Standard and the restoration of Lessee's furniture and equipment. Lessor shall provide Lessee with an "allowance" (the 'Reconstruction Allowance") to pay for reconstruction in excess of Building Standard, such Reconstruction Allowance to be in dollar amount equal to the dollar amount of the "allowance" described in the Work Letter, but not to exceed insurance proceeds. Except for the Reconstruction Allowance, all cost and expense of reconstructing the Premises to a level in excess of Building Standard shall be borne by Lessee. Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to the business of Lessee resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Lessor shall allow Lessee a fair diminution of Base Rental (but not of the adjustment thereto relating to Basic Costs payable pursuant to paragraph 6 hereon) during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Lessee or any of Lessee's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Lessee shall be liable to Lessor for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense Is not covered by Insurance proceeds. If the damage results from the fault or negligence of Lessor, or its agents, employees or invitees and the damage materially impacts the operation of Lessee's business or service to Lessee's customers, then rent but not CAM shall be abated until the damage is repaired.

25. CONDEMNATION. If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Lessor (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Lessee; in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an equitable amount agreed upon by Lessor and Lessee, and Lessor shall, to the extent Lessor and Lessee agree is reasonably feasible, restore the Building and the Premises to substantially their former condition but such work shall not exceed the scope of the work done by Lessor in originally constructing the Building and installing Building Standard Improvements in the Premises, nor shall Lessor in any event be required to spend for such work an amount in excess of the amount received by Lessor as compensation for such damage. All amounts awarded upon a taking of any part or all of the Building shall belong to Lessor and Lessee shall not be entitled to and expressly waives all claim to any such compensation. All amounts awarded upon a taking of any part or all of the Bank Premises shall belong to Lessee.

26. DAMAGES FROM CERTAIN CAUSES. Lessor shall not be liable to Lessee for any loss or damage or any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Lessor and not caused by Lessor's fault or negligence. Except as provided In
Section 24, Lessor shall not be liable for any damage or Inconvenience which may arise through repair or alteration of any part of the Building or Premises.

27.  EVENTS OF DEFAULT/REMEDIES.

     a. The following events shall be deemed to be events of default by Lessee under this Lease: (i) Lessee shall fail to comply with any provision of this Lease or any other agreement between Lessor and Lessee Including the Work Letter all of which terms, provisions and covenants shall be deemed material; (ii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Lessee; (iii) Lessee shall fail to promptly move into and take possession of the Premises when the Premises are ready for occupancy or shall cease to do business in or abandon any substantial portion of the Premises; (iv) Lessee shall become insolvent or unable to pay its debts as they become due, or Lessee notifies Lessor that it anticipates either condition, (v) Lessee takes any action to, or notifies Lessor that Lessee intends to file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or a petition shall be filed against Lessee under any such statute or Lessee or any creditor of Lessee's notifies Lessor that it knows such a petition will be filed or Lessee notifies Lessor that it expects such a petition to be filed; or (vi) a receiver or trustee shall be appointed for Lessee's leasehold interest in the Premises or for all or a substantial part of the assets of Lessee.

     b. Upon the occurrence of any event or events of default by Lessee, whether enumerated in this Paragraph or not, Lessor shall have the option to pursue any one or more of the following remedies (Lessee hereby specifically waives notice and demand for payment of rent due): (i) terminate this Lease in which event Lessee shall immediately surrender the Premises to Lessor; (ii) terminate Lessee's right to occupy the Premises and re-enter and take possession of the Premises (without terminating this Lease); (iii) enter upon the Premises and do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such action; (iv) require the payment of all Base Rental during the remainder of the Lease Term in advance (and if Lessor so requires all of such remaining Base Rentals shall immediately become due and payable); and
(v) exercise all other remedies available to Lessor at law or in equ ity, including, without limitation, injunctive relief of all varieties.

     Other than default in payment of rent, Lessor must give Lessee written notice of default and a reasonable opportunity to cure said default.

     In the event Lessor elects to re-enter or take possession of the Premises after Lessee's default, Lessee hereby waives notice of such re-entry or repossession and of Lessor's intent to re-enter or retake possession. Lessor may, without prejudice to any other remedy which he may have for possession or arrearages in rent, expel or remove Lessee and any other person who may be occupying said Premises or any part thereof. In addition. the provisions of Paragraph 29 hereof shall apply with respect to the period from and after the giving of notice of such termination to Lessee. All Lessor's remedies shall be cumulative and not exclusive. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

     c. This Paragraph 27 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. To the extent any provision of applicable law requires some action by Lessor to evidence or effect the termination of this Lease or to evidence the termination of Lessee's right of occupancy, Lessee and Lessor hereby agree that written notice as provided in
Section 36 hereof must be given.

     d. Lessor shall be in default hereunder in the event Lessor has not begun and pursued with reas onable diligence the cure of any failure of Lessor to meet its obligations hereunder within thirty (30) days of the receipt by Lessor of written notice from Lessee of the alleged failure to perform. In no event shall Lessee have the right to terminate or rescind this Lease as a result of Lessor's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere. Lessee hereby waives such remedies of termination and recession and hereby agrees that Lessee's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction except as set forth In Section 24. In addition, Lessee hereby covenants that, prior to the exercise or any such remedies, it will give the mortgagees holding mortgages on the Building notice and a reasonable time to cure any default by Lessor.

28. PEACEFUL ENJOYMENT. Lessee shall, and may peacefully have, hold and enjoy the Premises, subject to the other terms hereof, provided that Lessee pays the rent and other sums herein recited to be paid by Lessee and substantially performs all of Lessee's covenants and agreements herein contained. This covenant and any and all other covenants of Lessor shall be binding upon Lessor and its successors only with respect to breaches occurring during Its or their respective periods of ownership of the Lessee's interest hereunder.

29. HOLDING OVER. In the event of holding over by Lessee after expiration or other termination of this Lease or in the event Lessee continues to occupy the Premises after the termination of Lessee's right of possession pursuant to Paragraph 27 (b) (ii) hereof, Lessee shall, throughout the entire holdover period, pay rent equal to 150% of the Base Rental and additional Base Rental pursuant to paragraph 6, which would have been applicable had the term of this Lease continued through the period of such holding over by Lessee. No holding over by Lessee after the expiration of the term of this Lease shall be construed to extend the term of this Lease.

30. SUBORDINATION TO MORTGAGE. Lessee accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises or upon the Building, and to any renewals, refinancing and extensions thereof, but Lessee agrees that any such mortgage shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such term and subject to such conditions as such mortgagee may deem appropriate in its discretion. Lessor is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises or the Building, and Lessee agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Lessor may request. The terms of this Lease are subject to approval by the Lessor's permanent tender(s), and such approval is a condition precedent to Lessor's obligations hereunder. In addition, all leases of portions of the Building will be absolutely and unconditionally subordinate to such permanent lender(s)' mortgage; such Lender(s) shall have discretion as to whether or not it shall enter an attornment and nondisturbance agreement with Lessee and as to (he form of any such agreement. In the event that Lessee should fail to execute any such instrument promptly as requested, Lessee herdby irrevocably constitutes Lessor as Its attorney-in-fact to execute such instrument in Lessee's name, place and stead, it being agreed that such power Is one coupled with an interest. Lessee agrees that it will from time to time upon request by Lessor execute and deliver to such persons as Lessor shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Lessor is not in default hereunder (or if Lessee alleges a default stating the nature of such alleged default) and further stating such other matters as Lessor shall reasonably require.

31.  This paragraph removed.

32. ATTORNEY'S FEES. In the event either party defaults in the performance of any of the terms of this Lease and the other party employs an attorney In connection therewith, the defaulting party agrees to pay the prevailing party's reasonable attorney's fees.

33. NO IMPLIED WAIVER. The failure of Lessor or Lessee to insist at anytime upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy in this Lease provided. Lessor reserves the right to charge Lessee a fee of $15 in the event any check of Lessee's is returned without payment.

34. PERSONAL LIABILITY. The liability of Lessor to Lessee for any default by Lessor under the terms of this Lease shall be limited to the interest of Lessor in the Building and the land on which the Building Is situated and Lessee agrees to look solely to Lessor's interest in the Building and the land on which the Building is situated for the recovery of any judgment from the Lessor, it being intended that Lessor shall not be personally liable for any judgment or deficiency.

35.  This paragraph removed.

36. NOTICE. Any notice in this Lease provided for must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested or by delivering the same In person to an officer of such party, or by prepaid telegram, when appropriate, addressed to the party to be notified at the address stated in this Lease or such other address notice of which has been given to the other party. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited.

37. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

38.  RECORDATION.  Lessee agrees not to record this Lease.

39. GOVERNING LAW. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas.

40. FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by Lessor, Lessor shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions. or any other cause whatsoever beyond the control of Lessor.

41. TIME OF PERFORMANCE. Except as expressly otherwise herein provided, with respect to all required acts of Lessee and Lessor, time is of the essence of this Lease.

42. TRANSFERS BY LESSOR. Lessor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and In the Building and property referred to herein, and in such event and upon such transfer Lessor shall be released from any further obligations hereunder, and Lessee agrees to look solely to such successor in interest of Lessor for the performance of such obligations.

43. COMMISSIONS. Lessor and Lessee hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

44. EFFECT OF DELIVERY OF THIS LEASE. Lessor has delivered a copy of this Lease to Lessee for Lessee's review only, and the delivery hereof does not constitute an offer to Lessee or option. This Lease shall not be effective until a copy executed by both Lessor and Lessee is delivered to and accepted by Lessor.

45. EXHIBITS. In addition to Exhibits "A", "B", "C", and "D", the following numbered exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

46.  CONTINGENCY.  None.

47.  BANK RENT DETERMINATION.  For expansion space beyond the initial 5,000
                               -------------------
rentable square feet, the Bank Rent for the expansion space for the remainder of the calendar year following the Commencement

Date will be $10.00 per rentable square foot net plus electrical plus the current Common Area Expense charge. For expansion space in any subsequent calendar years, the Bank lease rate will be $10.00 per rentable square foot net plus two percent (2%) per year for each calendar year beyond the initial or base year, plus electric and plus Common Area Charges then applicable. For renewal at the end of the lease term, the Bank Rent will be at the then greater of current Market Rate or the base rate of $10.00 per rentable square foot net plus thirty-five percent (35%) plus electric plus Common Area Charges then in effect.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease in multiple original counterparts as of the day and year first above written.


LESSOR: IDI-SUMMIT, LTD.                 LESSEE: SUMMIT COMMUNITY BANK, N.A.

BY: IDI General Partner/
     Property Manager

BY: /s/ Glen W. Hahn                          BY: /s/ Philip E. Norwood
   ---------------------------                   ----------------------

TITLE: President                              TITLE: President
      ---------------------------                   -----------------------